UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2025

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Hanover Street

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 4, 2025, Guardant Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 3,833,332 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “common stock”), at a public offering price of $90.00 per share (the “Common Stock Offering”). The Shares include the exercise in full by the Underwriters of their option to purchase an additional 499,999 shares of common stock. The size of the Common Stock Offering was increased from the previously announced $250.0 million of shares of common stock.

The Common Stock Offering is being made pursuant to the Company’s shelf registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2023 and became effective immediately upon filing (File No. 333-272121), including the related prospectus dated May 22, 2023, as supplemented by a preliminary prospectus supplement, dated November 4, 2025, and prospectus supplement, dated November 4, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the Common Stock Offering occurred on November 7, 2025.

The net proceeds from the Common Stock Offering, after deducting the underwriting discounts and estimated offering expenses, were approximately $327.2 million. The Company expects that the net proceeds from the Common Stock Offering, together with the net proceeds from the Convertible Notes Offering (as defined below), will be used for general corporate purposes, which may include, depending on market conditions, repurchasing a portion of the Company’s 0% convertible senior notes due 2027 (the “2027 notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The foregoing description is qualified in its entirety by reference to the text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, has issued an opinion regarding the validity of the Shares in connection with the Common Stock Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Indenture and Notes

On November 7, 2025, the Company completed its previously announced private offering (the “Convertible Notes Offering”) of $402.5 million aggregate principal amount of 0.00% Convertible Senior Notes due 2033 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $52.5 million principal amount of Notes. The size of the Convertible Notes Offering was increased from the previously announced $300.0 million aggregate principal amount of Notes.

The Notes were issued pursuant to an indenture, dated November 7, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general unsecured obligations of the Company and will mature on May 15, 2033, unless earlier converted, redeemed, or repurchased. The Notes do not bear regular interest, and the principal amount of the Notes does not accrete. Special interest and additional interest, if any, will accrue on the notes in the circumstances and at the rates described in the Indenture. The Notes are convertible at the option of the holders only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price (as defined in the Indenture) per share of the common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

(2) during the five consecutive business day period after any ten consecutive trading day period (the “Measurement Period”) if the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption; (4) upon the occurrence of certain corporate events or distributions on the common stock as set forth in the Indenture; or (5) at any time from, and including, February 15, 2033 until the close of business on the second scheduled trading day immediately before the maturity date. On or after February 15, 2033, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the common stock or a combination of cash and shares of the common stock, at its election, based on the applicable conversion rate(s).

The conversion rate for the Notes is initially 8.2305 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $121.50 per share of common stock, and is subject to adjustment in accordance with the terms of the Indenture. The initial conversion price of the Notes represents a premium of approximately 35% above the public offering price per share of the common stock in the Common Stock Offering. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Company may not redeem the Notes at its option at any time before November 20, 2029. The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation described below), at the Company’s option at any time, and from time to time, on a redemption date on or after November 20, 2029 and on or before the 25th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid additional interest and special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. Pursuant to the partial redemption limitation, the Company may not elect to redeem less than all of the outstanding notes unless at least $75.0 million aggregate principal amount of notes are outstanding and not subject to redemption as of the time the Company sends the related redemption notice.

If a “fundamental change” (as defined in the Indenture) occurs, then, except as described in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid additional interest and special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•

default in the payment when due (whether at maturity, upon redemption, upon repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note;

•	default for 30 consecutive days in the payment when due of additional interest or special interest, if any, that has accrued on any note;

•

failure by the Company to deliver, when required by the indenture, (i) a fundamental change notice or (ii) notice of certain specified corporate events, and, other than in the case of a notice pursuant to (ii), such failure is not cured within three business days after its occurrence;

•

default in the Company’s obligation to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within two business days after its occurrence;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

default in any of the Company’s other obligations or agreements under the Indenture or the Notes (other than those specified above) where such default is not cured or waived within 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•

default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with principal amount in excess of $100.0 million (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), where such default is not cured or waived within 30 days after notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid additional interest and special interest, if any, on, all of the Notes then outstanding shall automatically become due and payable without any further action by any person. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid additional interest and special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such qualified successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The net proceeds from the Convertible Notes Offering, after deducting the initial purchasers’ discounts and estimated offering expenses, were approximately $390.0 million. The Company expects to use the net proceeds from the Convertible Notes Offering, together with the net proceeds from the Common Stock Offering, for general corporate purposes, which may include, depending on market conditions, repurchasing a portion of the 2027 notes.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the form of the Notes, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the heading “Indenture and Notes” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under the heading “Indenture and Notes” of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Notes were resold by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated November 4, 2025 by and among the Company and the representative of the initial purchasers.

The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Class A common stock. Initially, a maximum of 4,472,217 shares of common stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 11.1111 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On November 5, 2025, the Company issued a press release announcing the pricing of the Common Stock Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, on November 5, 2025, the Company issued a press release announcing the pricing of the Convertible Notes Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 4, 2025, among Guardant Health, Inc. and Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters

4.1	Indenture, dated November 7, 2025, between Guardant Health, Inc. and U.S. Bank Trust Company, National Association

4.2	Form of 0.00% Convertible Senior Note due 2033 (included in Exhibit 4.1)

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

99.1	Press release issued by Guardant Health, Inc. dated November 5, 2025

99.2	Press release issued by Guardant Health, Inc. dated November 5, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: November 7, 2025	By:	/s/ Michael Bell
Michael Bell
Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)